UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2011

WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 31, 2011, Windstream Corporation ("Windstream"), PAETEC Holding Corp., a Delaware corporation ("PAETEC"), and Peach Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Windstream ("Merger Sub"), entered into an agreement and plan of merger (the "Merger Agreement") pursuant to which, among other things, Merger Sub will be merged (the "Merger") with and into PAETEC, with PAETEC surviving the Merger as a wholly-owned subsidiary of Windstream, subject to the terms and conditions of the Merger Agreement.

Under the terms of the Merger Agreement, PAETEC stockholders will receive 0.460 shares of common stock of Windstream ("Windstream Common Stock") for each share of PAETEC common stock upon the closing of the Merger.  Windstream expects to issue approximately 73 million shares of Windstream Common Stock valued at approximately $891 million, based on Windstream's closing stock price on July 29, 2011.

The Merger Agreement contains representations and warranties customary for transactions of this type.  PAETEC has agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain kinds of transactions during this period, (3) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, and (4) not to (A) solicit, initiate, or knowingly encourage any alternative proposal to acquire PAETEC, or (B) subject to certain exceptions, provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal.

The Merger Agreement has been approved by the Board of Directors of each of Windstream and PAETEC. Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the stockholders of PAETEC, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

Subject to the satisfaction of the closing conditions, the parties anticipate completing the transaction within six months of the date of the Merger Agreement.

The Merger Agreement also contains certain termination provisions for Windstream and PAETEC and provides that, in connection with the termination of the Merger Agreement under specified circumstances, PAETEC will be required to pay Windstream a termination fee.

Concurrently with the execution of the Merger Agreement, certain of PAETEC's executive officers and directors (the "Covered Stockholders"), in their capacities as stockholders of PAETEC, entered into a Voting Agreement with Windstream and Merger Sub (the "Voting Agreement").  Pursuant to the Voting Agreement, the Covered Stockholders, who collectively have the power to vote approximately 6.7% of PAETEC common stock as of July 27, 2011, agreed to vote all shares beneficially owned by them in favor of adoption of the Merger Agreement and the transactions contemplated thereby and against any alternative proposal or any other any action that is reasonably likely to adversely affect or interfere with the consummation of the transactions contemplated by the Merger Agreement.  The Voting Agreement terminates (i) upon the earlier of the approval and adoption of the Merger Agreement by PAETEC's stockholders and the termination of the Merger Agreement in accordance with its terms, or (ii) at any time upon notice by Windstream or Merger Sub to the Covered Stockholders.

2

In connection with the Merger, Windstream has entered into a commitment letter with J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A., pursuant to which JPMorgan Chase Bank, N.A. has agreed to provide up to $1,100,000,000 of senior unsecured loans under a bridge loan facility or backstop facility to Windstream, subject to the terms and conditions set forth therein.  The proceeds from such facility will be used, if necessary, to refinance indebtedness of PAETEC at the closing of the transactions contemplated in the Merger Agreement.  The commitment letter is subject to termination in the event that PAETEC obtains consents under the indentures relating to certain of its outstanding notes waiving applicable change of control puts and Windstream obtains a consent from the lenders under its credit agreement to an amendment that would waive the obligation to cause PAETEC and its subsidiaries to become guarantors under the credit agreement and waive any breach of the credit agreement caused by the change of control provisions under PAETEC's indentures.  In addition, the commitment of J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. under the commitment letter is subject to certain conditions, including the consummation of the Merger and the absence of a material adverse effect with respect to Windstream under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of PAETEC, dated July 31, 2011), and is incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Windstream or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Windstream or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Windstream.

ITEM 8.01	Other Events.

On August 1, 2011, Windstream announced that, in connection with the Merger, Windstream was seeking to amend its senior secured credit agreement by, among other things, (i) permitting the issuance of bridge loans, (ii) permitting the issuance and repayment of escrow notes, (iii) waiving guaranty and security requirements with regard to PAETEC and its subsidiaries, (iv) deleting the capital expenditures covenant and (v) waiving any breach due to the change of control provisions under PAETEC's outstanding notes. In addition, Windstream is seeking to amend its security agreement by, among other things, waiving the obligation to grant security on accounts relating to escrow notes and the proceeds of notes held in such accounts.

Following consummation of the Merger, and subject to the receipt of the proposed amendment to Windstream’s senior secured credit agreement, Windstream intends to guarantee PAETEC's outstanding 9.5% senior notes due 2015, 8 7/8% senior secured notes due 2017, and 9 7/8% senior notes due 2018.

J.P. Morgan Chase Bank, N.A., serves as administrative agent under the Company’s senior secured credit facilities.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the completion of the acquisition and expected benefits of the acquisition, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: receipt of required approvals of regulatory agencies; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of PAETEC operations into Windstream will be greater than expected; the ability of the combined company to retain and hire key personnel; and those additional factors under the caption "Risk Factors" in Windstream's Form 10-K for the year ended December 31, 2010, and in subsequent Securities and Exchange Commission filings. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream's filings with the Securities and Exchange Commission at www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed merger, Windstream will file a Registration Statement on Form S-4 with the SEC that will contain a proxy statement/prospectus for the stockholders of PAETEC. PAETEC investors and security holders are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because those documents will contain important information about PAETEC, Windstream and the proposed merger. The final proxy statement/prospectus will be mailed to stockholders of PAETEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus when it becomes available at the SEC's web site at www.sec.gov. Free copies of the proxy statement/prospectus, when it becomes available, may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 or by calling (866) 320-7922, or from PAETEC upon written request to PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450 or by calling (585) 340-2500.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated July 31, 2011, by and among Windstream Corporation, Peach Merger Sub, Inc. and PAETEC Holding Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of PAETEC dated July 31, 2011)

99.1	Press release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

    Dated:  August 1, 2011

[Signature Page to Merger Agreement Signing Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated July 31, 2011, by and among Windstream Corporation, Peach Merger Sub, Inc. and PAETEC Holding Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of PAETEC dated July 31, 2011)

99.1	Press release dated August 1, 2011